EXECUTION VERSION

ESCROW AGREEMENT

THIS AGREEMENT is made this 25th day of October, 2007, by and among XTL Biopharmaceuticals Ltd., a public company limited by shares organized under the laws of the State of Israel (the “Company”) and WILMINGTON TRUST COMPANY (“Escrow Agent.”)

WHEREAS, the Company proposes to sell an aggregate of up to 89,000,000 shares of its ordinary shares, par value NIS 0.02 (the “Shares”) for an aggregate of up to $ 12,000,000 (the “Securities”); and

WHEREAS, the Securities are being offered by the Company to purchasers identified by the Securities Purchase Agreements (the “Securities Purchase Agreements”) executed by the subscribers (the “Purchasers”); and

WHEREAS, unless the transactions contemplated by the Securities Purchase Agreements have been abandoned pursuant to the terms thereof, or unless otherwise agreed to by the Company and the Placement Agents, the Escrow Amount (as defined below) shall be released promptly after the date a registration statement (the “Registration Statement”) meeting the requirements set forth in that certain Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers is first declared effective (“Effective Date”) by the United States Securities and Exchange Commission (“SEC”), unless the Escrow Amount is released earlier in accordance herewith; and

WHEREAS, the offering of the Securities may be terminated pursuant to the terms of the Securities Purchase Agreements if the Effective Date has not occurred on or before October 18, 2008; and

WHEREAS, with respect to the subscription payments received from the Purchasers, the Company proposes to establish an escrow account with the Escrow Agent in the name of the Company; and

WHEREAS, the Escrow Agent is willing to receive and disburse the proceeds from the offering of the Securities in accordance herewith.

NOW, THEREFORE, in consideration of the premises, and further consideration of the covenants set forth hereafter, it is hereby agreed mutually as follows:

I. Designation as Escrow Agent.

Subject to the terms and conditions hereof, the Company hereby appoints Wilmington Trust Company as Escrow Agent and Wilmington Trust Company hereby accepts such appointment.

II. Deposit of Escrow Funds.

(a) Following the execution of this Agreement and the Securities Purchase Agreements, each Purchaser shall wire or deposit with the Escrow Agent immediately available funds of such Purchaser in payment for the Securities (the “Escrowed Funds”), into an account (the "Escrow Account") established with Escrow Agent. The Company shall be responsible for providing the Escrow Agent with advance written notice of the name, address, and amount expected from each Purchaser.

(b) Escrow Agent will hold all deposits of Escrowed Funds in the Escrow Account, together with all investments thereof and all interest accumulated thereon and proceeds therefrom (collectively, the “Escrow Amount”), in escrow upon the terms and conditions set forth in this Escrow Agreement and shall not disburse funds from the Escrow Account except as provided herein.

(c) Escrow Agent shall invest the Escrow Account pursuant to written directions of the Company, and in the absence of such directions, in the U.S. Government Portfolio (Service Class shares) of the Wilmington family of mutual funds or any other mutual funds for which Escrow Agent or any affiliate of Escrow Agent may serve as investment advisor or other service provider. The Company acknowledges that shares in this mutual fund are not obligations of Wilmington Trust Company or Wilmington Trust Corporation, are not deposits and are not insured by the FDIC. Escrow Agent or its affiliate may be compensated by the mutual fund for services rendered in its capacity as investment advisor, or other service provider, such as provider of shareholder servicing and distribution services, and such compensation is both described in detail in the prospectus for the fund, and is in addition to the compensation, if any, paid to Wilmington Trust Company in its capacity as Escrow Agent hereunder.

III. Disbursement of Escrow Account.

The Company shall deliver to the Escrow Agent a notice (an “Effective Date Notice”), certifying that the conditions in the Purchase Agreement for release of the Escrow Amount have been complied with and designating to whom the Escrow Amount shall be distributed, including the amount payable to each party. The Escrow Agent shall promptly after receipt of such Effective Date Notice, pay, in federal or other immediately available funds and otherwise in the manner specified in such Effective Date Notice, an amount equal to the Escrow Amount in accordance with the Effective Date Notice. In the event that the Escrow Account is terminated in accordance with Section 2.3 of the Securities Purchase Agreements, and the Escrow Agent shall have received the notice of termination specified therein, the Escrow Agent shall return the Escrow Amount to the purchasers, pro rata in accordance with each purchaser’s proportional share of the Escrow Amount.

Notwithstanding anything contained herein to the contrary, in the event funds transfer instructions are given, whether in writing, by telecopier or otherwise, Escrow Agent is authorized (but not required) to seek confirmation of such instructions by telephone call-back, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons designated in the instructions. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable. It is understood, however, that the Escrow Agent may disburse any funds in the Escrow Account without any separate instructions, if such disbursements are in accordance with the terms of this Escrow Agreement.

IV.  Authority of Escrow Agent and Limitation of Liability.

(a) In acting hereunder, Escrow Agent shall have only such duties as are specified herein and no implied duties shall be read into this Agreement, and Escrow Agent shall not be liable for any act done, or omitted to be done, by it in the absence of its gross negligence or willful misconduct.

(b) Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, and may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

(c) Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

(d) Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent's sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

(e) The Company shall pay to Escrow Agent compensation for its services hereunder to be determined from time to time by the application of the current rates than charged by Escrow Agent for accounts of similar size and character, with a minimum rate of $1,500 per annum. In the event Escrow Agent renders any extraordinary services in connection with the Escrow Account at the request of the parties, Escrow Agent shall be entitled to additional compensation therefor. Escrow Agent shall have a first lien against the Escrow Account to secure the obligations of the Company hereunder. The terms of this paragraph shall survive termination of this Agreement.

(f) The Company hereby agrees to indemnify Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, attorney's fees and expenses, which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of Escrow Agent under this Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be caused by Escrow Agent's gross negligence or willful misconduct. Escrow Agent shall have a first lien against the Escrow Account to secure the obligations of the parties hereunder. The terms of this paragraph shall survive termination of this Agreement.

(g) In the event Escrow Agent receives conflicting instructions hereunder, Escrow Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of Escrow Agent.

(h) Escrow Agent may resign as Escrow Agent, and, upon its resignation, shall thereupon be discharged from any and all further duties and obligations under this Agreement by giving notice in writing of such resignation to the Company, which notice shall specify a date upon which such resignation shall take effect. Upon the resignation of Escrow Agent, the Company shall, within sixty (60) business days after receiving the foregoing notice from Escrow Agent, designate a substitute escrow agent (the "Substitute Escrow Agent"), which Substitute Escrow Agent shall, upon its designation and notice of such designation to Escrow Agent, succeed to all of the rights, duties and obligations of Escrow Agent hereunder. In the event the Company shall not have delivered to Escrow Agent a written designation of Substitute Escrow Agent within the aforementioned thirty (30) day period, together with the consent to such designation by the Substitute Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction to appoint a Substitute Escrow Agent, and the costs of obtaining such appointment shall be reimbursable from the Company and from the Escrow Amount.

V. Notices.

Except as otherwise provided herein, any notice, instruction or instrument to be delivered hereunder shall be in writing and shall be effective upon receipt at the addresses set forth on the signature page hereof or at such other address specified in writing by the addressee, or if to the Escrow Agent, upon receipt via facsimile or telecopier transmission, at the number set forth on the signature page hereof, or at such other number specified by Escrow Agent.

VI. Amendment.

This Escrow Agreement may not be amended, modified, supplemented or otherwise altered except by an instrument in writing signed by the parties hereto.

VII. Termination.

This Agreement will terminate upon the disbursement of all funds in the Escrow Account, as provided above, by the Escrow Agent.

VIII. Tax Reporting.

The parties hereto, other than the Escrow Agent, agree that, for tax reporting purposes, all interest and other income earned from the investment of amounts in the Escrow Account (“Taxable Income”) in any tax year shall be allocated to the Company. Upon execution of this Escrow Agreement, the Company shall provide Escrow Agent with its certified tax identification number (“TIN”) on an executed Internal Revenue Service Form (“IRS”) W-9 or other applicable IRS Form. The Company agrees to report all Taxable Income allocable to it on its federal and other applicable tax returns. The Company acknowledges and agrees that, in the event its TIN is not certified to the Escrow Agent, and/or it does not make all certifications set forth in IRS Form W-9 or other applicable IRS Form, applicable tax laws may require withholding of a portion of any income earned with respect to amounts in the Escrow Account that are allocable to it.

IX. Anti-Terrorism/Anti-Money Laundering Laws.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT - To help the United States government fight the funding of terrorism or money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens a new account. What this means for the parties to this Agreement: the Escrow Agent will ask for your name, address, date of birth, and other information that will allow the Escrow Agent to identify you (e.g., your social security number or tax identification number.) The Escrow Agent may also ask to see your driver’s license or other identifying documents (e.g., passport, evidence of formation of corporation, limited liability company, limited partnership, etc., certificate of good standing.)

Each party to this Agreement hereby agrees to provide the Escrow Agent, prior to the establishment of the Escrow Account, with the information identified above pertaining to it by completing the form attached as Exhibit A and returning it to the Escrow Agent. Exhibit A includes one form for individuals and another form for entities.

X. Governing Law.

This is a Delaware contract and shall be governed by Delaware law in all respects.

XI. Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused their names to be hereto subscribed by their respective Presidents or Vice Presidents as of the day and year first above written.

XTL BIOPHARMACEUTICALS LTD.

By: /s/ Ron Bentsur
Name: Ron Bentsur
Title: Chief Executive Officer   Title:

Address:
711 Executive Boulevard
Suite Q
Valley Cottage, NY 10989
Fax No.: (845) 267-0926
Tel.No.: 845-267-0707
Attention: Ron Bentsur, Chief Executive Officer

WILMINGTON TRUST COMPANY,
Escrow Agent

By: /s/ David B. Young
Name: David B. Young
Title: Assistant Vice President

Address:
1100 North Market Street
Wilmington, Delaware 19890

Fax No.: (302) 636 -4149
Tel. No.: (302) 636-5216
Attention: David B. Young

EXHIBIT A
Due Diligence Questionnaire for Entity Customers

Dear Customer:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism or money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens a new account. What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.

Please complete the items identified and sign below. In certain circumstances, we may be required to request additional information. Thank you for your cooperation in this matter.

Company Name:___________________________________________________________________________________________________

SSN/TIN*:_______________________________________________________________________________________________________

Street Address**:_________________________________________________________________________________________________

City:_____________________________________	State:_____________________________________	Zip Code:___________

Phone (Optional):___________________________	Fax (Optional):_____________________________	eMail (Optional):	____________

*If SSN/TIN has been applied for please attach copy of filed application
** Business street address, address for the principal place of business, local office or other physical location,
P.O. Box address is not acceptable

Required documents from non-individuals:

Please provide the following executed document:
Completed IRS Form W-9/W-8 (form attached)

Please provide at least one (1) of the following certified documents:
Certificate or Articles of Incorporation
Government-issued business license
Partnership Agreement
LLC Agreement
Trust Agreement
Certificate of Good Standing (issued within the last six months)

Signature	Date

EXHIBIT A (Cont’d)
Due Diligence Questionnaire for Individual Customers

Dear Customer:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism or money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens a new account. What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.

Please complete the items identified and sign below. In certain circumstances, we may be required to request additional information. Thank you for your cooperation in this matter.

Your Name:______________________________________________________________________________________________________

SSN/TIN*:_________________________________________________________		Date of Birth (Individuals):_______________________

Street Address (individual’s residential address**):______________________________________________________________________

City:_______________________________________	State:___________________	Zip Code:___________________

Phone (Optional):_____________________________	Fax (Optional):_________________________________	eMail (Optional):________
* If SSN/TIN has been applied for please attach copy of filed application
** P.O. Box address is not acceptable

Required documents from individuals:

Please provide the following executed document:
Completed IRS Form W-9/W-8 (form attached)

Copy of at least one (1) of the following documents:
1) Driver License (Photo ID):	2) Passport:
State/Country of Issuance:________________	Country of Issuance:_________________________________
License Number:________________________	Issuance Date:______________________________________
Issuance Date:_________________________	Passport Number:____________________________________
Expiration Date:________________________	Expiration Date:______________________________________

3) Government Issued ID Card (Photo ID):
State/Country of Issuance:___________
ID Number:_______________________
Issuance Date:____________________
Expiration Date:___________________

___________________________________	___________________
Signature	Date
Revised: January 9, 2007/Due Diligence Form